UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2009

AMERICAN STATES WATER COMPANY
 (Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600
GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-12008	95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2009, the Compensation Committee of the Board of Directors approved a short-term incentive program (the “Bonus Program”) for the executive officers (the “Executive Officers”) of Golden State Water Company (“GSWC”) and American States Utility Services, Inc. (“ASUS”).  Under the terms of the Bonus Program, each of the Executive Officers is eligible to earn two separate cash bonuses for the 2009 calendar year based on an objective bonus and a discretionary bonus.  The objective bonus is subject to the terms of the Bonus Program and the Company’s Performance Incentive Plan (the “Performance Plan”), which was approved by the independent members of the Board of Directors on July 28, 2009, and will only be payable if all of the applicable terms and conditions of the Bonus Program and Plan are satisfied.  The discretionary bonus is subject to the terms of the Bonus Program, but not the Plan, and will only become payable if all of the applicable terms and conditions of the Bonus Program are satisfied.  The bonuses awarded under the terms of the Bonus Program and the Performance Plan are subject to recoupment pursuant to the terms of a policy regarding the recoupment of certain performance-based compensation payments (the “Recoupment Policy”), approved by the Compensation Committee on July 27, 2009 and ratified by the independent members of the Board of Directors on July 28, 2009.

The target aggregate bonus for Robert J. Sprowls, President and Chief Executive Officer of GSWC, Eva G. Tang, the Senior Vice President - Finance, Chief Financial Officer and Corporate Secretary of GSWC, Denise L. Kruger, Senior Vice President of Regulated Utilities of GSWC, McClellan Harris III, Senior Vice President and Assistant Secretary of ASUS, and James B. Gallagher, Vice President of Management Services of ASUS, is 30%, 20%, 20%, 20% and 15%, respectively, of his or her base salary.  The objective bonus is 75% of the aggregate target bonus for each of these Executive Officers and will become payable based upon each Executive Officer’s attainment of specific performance targets established for the business criteria set forth in the Bonus Program.  The discretionary bonus is 25% of the aggregate target bonus for each of these Executive Officers and is payable based on the Company’s subjective assessment of the Executive Officer’s attainment of core performance objectives established for each Executive Officer’s position.

Under the terms of the Company’s Recoupment Policy, performance-based compensation payments are subject to recoupment by the Company if (i) the amount of the payment was calculated based on the achievement of financial results that were subsequently subject to an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws; (ii) the need for the accounting restatement was identified within three years after the date of the filing of financial results that were subsequently restated; and (iii) a lesser payment would have been made to the Executive Officer based upon the restated financial results.

The Performance Plan approved by the Board of Directors is intended to provide bonuses for performance periods beginning after December 31, 2009 that qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.  The bonuses granted to Executive Officers pursuant to the Bonus Program were also granted under the terms of the Performance Plan, but are not intended to qualify as performance-based compensation under Section 162(m).  The Performance Plan will only become effective for performance periods after December 31, 2009 if the Performance Plan is approved by the Company’s shareholders prior to December 31, 2010.

The compensation committee also approved a policy (the “Relocation Policy”) for the reimbursement of realtor fees, closing costs, lease termination fees, moving expenses, house hunting trips and temporary living and storage expenses, up to the limits specified in the Relocation Policy, in the event that an officer is permanently transferred to a work location that is 60 miles or more from the officer’s current assigned work relocation and the officer’s new residence is at least 40 miles closer to the officer’s new assigned work location than the officer’s prior home.  The officer will also be entitled to a tax gross-up payment for any eligible expenses that are treated as taxable wages based on an applicable marginal tax rate determined by reference to the officer’s filing status and employment-related data.  Under the terms of the Relocation Policy, the officer must reimburse the Company for any expenses paid by the Company if the officer resigns from the Company or any of its subsidiaries or is terminated for misconduct and/or poor performance within 24 months after having commenced work at the new assigned work location.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	2009 Short-Term Incentive Program

Exhibit 10.2	Form of Award Agreement for Awards under the 2009 Short-Term Incentive Program

Exhibit 10.3	Policy Regarding the Recoupment of Certain Performance-Based Compensation Payments

Exhibit 10.4	Performance Incentive Plan

Exhibit 10.5	Officer Relocation Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY
Date: July 31, 2009	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer GOLDEN STATE WATER COMPANY /s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, and Secretary